                                                                    EXHIBIT 3.24

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                            AMISUB (HILL CREST), INC.
               ---------------------------------------------------

         Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                  First: The name of the corporation is Amisub (Hill Crest), Inc.

                  Second: The following amendments of the Articles of Incorporation were adopted by the shareholder of the corporation on April 8, 1986, in the manner prescribed by the Alabama Corporation Act:

                           RESOLVED, that the amendment proposed by the Board of
                   Directors of the Corporation is hereby ratified and approved and that Article First of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                           "First: The name of the Corporation is HSA Hill Crest
                   Corporation."

                           FURTHER RESOLVED, that the officers of the
                   Corporation be and they hereby are authorized and directed to execute and file such documents as may be necessary to effect the foregoing resolutions.

                   Third: The number of shares of the Corporation outstanding at the time of such adoption was one thousand (1,000); and the number of shares entitled to vote thereon was one thousand (1,000). All shares entitled to vote were common shares.


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                  Fourth: The number of shares voted for such amendment was one thousand (1,000); and the number of shares voted against such amendment was zero (-0-).


Dated April 8, 1986.

ATTEST:                                     AMISUB (HILL CREST), INC.

By  /s/ A.P. Bolton, III                    By  /s/ Charles A. Speir
    ---------------------------                 -------------------------------
Its Secretary                               Its President

ATTEST:

By /s/ Martha A. Campbell                   By  /s/ A.P. Bolton, III
   ----------------------------                 -------------------------------
Its Assistant Secretary                     Its Secretary


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                            ARTICLES OF INCORPORATION
                                       OF
                            Amisub (Hill Crest), Inc.
                    -----------------------------------------


         The undersigned, acting as incorporator(s) of a corporation under the Alabama Business Corporation Act, adopt(s) the following Articles of Incorporation for such corporation:

         FIRST: The name of the corporation is Amisub (Hill Crest), Inc.

         SECOND: The period of its duration is perpetual.

         THIRD: The purpose or purposes for which the corporation is organized include: The transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue one thousand shares of common stock, and the par value of each such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         FIFTH: Provisions for the regulation of the internal affairs of the corporation are:

         No shareholder shall have the right to cumulative voting at election of directors.

         SIXTH: The location and mailing address of the initial registered office of the corporation is 60 Commerce Street, Montgomery, Alabama 36103 and the name of its initial registered agent at such address is The Corporation Company.

         SEVENTH: The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name                               Address
----                               -------
M. Scott Athens                    4170 Ashford Dunwoody Road, Suite 500
                                   Atlanta, GA 30319

E. Jeffrey Taylor                  414 N. Camden Drive, Beverly Hills, CA 90210

John Wolfe                         414 N. Camden Drive, Beverly Hills, CA 90210

         EIGHTH: The name and address of each incorporator is:

Name                              Address
----                              -------
D.A. Tiu                          800 South Figueroa St., Los Angeles, CA 90017

D.A. Yarboi                       800 South Fegueroa St., Los Angeles, CA 90017

M. Goffredo                       800 South Figueroa St., Los Angeles, CA 90017


Dated  January 25, 1984


                                           /s/ D.A. Tiu
                                           ---------------------------
                                           D.A. Tiu

                                           /s/ D.A. Yarboi
                                           ---------------------------
                                           D.A. Yarboi

                                           /s/ M. Goffredo
                                           ---------------------------
                                           M. Goffredo
                                           Incorporators